EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-140388, 333-157033, 333-163806 and 333-180171) pertaining to the Cantel Medical Corp. 2006 Equity Incentive Plan, as amended, and
(2)     Registration Statement (Form S-8 No. 333-210073) pertaining to the Cantel Medical Corp. 2016 Equity Incentive
Plan;

of our report dated September 28, 2017, with respect to the consolidated financial statements of Cantel Medical Corp., for the period ended July 31, 2017, included in this Annual Report (Form 10-K) of Cantel Medical Corp., for the year ended July 31, 2019.

/s/ Ernst & Young LLP

New York, New York
September 25, 2019